UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Science Center Drive, San Diego, California, 92121-1117

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 29, 2009, Ligand Pharmaceuticals Incorporated (“Ligand” or the “Company”) entered into a Research Collaboration Termination Agreement (the “Termination Agreement”) with N.V. Organon, a company organized under the laws of The Netherlands (“Organon”). The Termination Agreement amends certain terms with respect to ongoing research programs and provides for a wind-down period (through December 31, 2009) for such programs during which Ligand and Organon will continue their research activities and Organon will continue funding the programs. The Termination Agreement also provides for the termination, effective as of the end of the wind-down period, or December 31, 2009, of the Research Collaboration under the Collaboration and License Agreement dated February 25, 2002, as amended (the “Research Collaboration Agreement”) by and between Pharmacopeia Drug Discovery, Inc. (now Pharmacopeia, LLC, a wholly owned subsidiary of Ligand) and Organon. There is no financial or other termination penalty incurred by Ligand in connection with the termination of the Research Collaboration under the Research Collaboration Agreement

Except as set forth in the Termination Agreement, the Research Collaboration Agreement remains in full force and effect. The foregoing description of the terms of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ending September 30, 2009, requesting confidential treatment for certain portions.

On July 30, 2009, Ligand issued a press release announcing the entering into of the Termination Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of the Company dated July 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED

Date: August 4, 2009	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the Company dated July 30, 2009.